POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Cynthia Lo Bessette, Taylor V. Edwards, Randy G. Legg, John F. Yoder and Joseph C. Benedetti each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Director/Trustee and/or Officer of Oppenheimer ETF Trust (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, and the rules thereunder as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 21st day of August, 2018.

/s/ Stephanie J. Bullington

Stephanie J. Bullington